SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 6, 2011, the Compensation Committee granted restricted stock awards to non-employee directors of IBERIABANK Corporation (the “Company”) as follows:

Name	Restricted Stock Award (Shares)	Grant Date Fair Value of Awards
William H. Fenstermaker	1000	$59,040
Harry V. Barton, Jr.	1000	$59,040
Elaine D. Abell	1000	$59,040
Ernest P. Breaux, Jr.	1000	$59,040
John N. Casbon	1000	$59,040
David H. Welch	1000	$59,040
E. Stewart Shea, III	1000	$59,040
O. Miles Pollard, Jr.	1000	$59,040

The restricted stock awards will vest equally over a three-year period commencing with the first anniversary date of the awards. The restricted stock awards are subject to other terms and conditions of the 2010 Stock Incentive Plan and the Restricted Stock Award Agreement.

On April 5, 2011, the Board of Directors of the Company approved, upon unanimous recommendation of the Compensation Committee, amendments to the Company’s 2010 Stock Incentive Plan (the “2010 Plan”) to increase the total number of shares of the Company’s common stock available for issuance thereunder by 900,000 shares, to a total of 1,400,000, and to increase the number of full value awards from 250,000 shares of common stock to 50% of the aggregate number of shares under the amended 2010 Plan, or 700,000.

At the Annual Meeting of Shareholders of the Company held on May 6, 2011, the shareholders approved the following amendments to the 2010 Plan to: (i) increase the total number of shares of the Company’s common stock available for issuance thereunder by 900,000 shares, to a total of 1,400,000, and (ii) to increase the number of full value awards from 250,000 shares of common stock to 50% of the aggregate number of shares under the amended 2010 Plan, or 700,000.

On April 5, 2011, the Board of Directors also amended the 2010 Plan, upon unanimous recommendation of the Compensation Committee:

•	to expand the prohibition on the repricing of stock options without shareholder approval to include a prohibition on the repricing of stock appreciation rights without shareholder approval;

•	to prohibit the cancellation of options or stock appreciation rights in exchange for another award under the 2010 Plan or a cash payment without shareholder approval; and

•

to provide that, while shares subject to an award that for any reason expires, is forfeited, is cancelled or becomes unexercisable will again be available for grant under the 2010 Plan, shares that for any other reason were are not paid or delivered, such as shares withheld for taxes or to satisfy the exercise price of an option, will not be available for future grant.

The foregoing discussion is qualified entirely by reference to the Amended and Restated 2010 Stock Incentive Plan attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

(b) The Annual Meeting of Shareholders of the Company was held on May 6, 2011. At the Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of

Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified; the proposed amendments to the 2010 Stock Incentive Plan to increase the shares available for issuance thereunder by 900,000 shares and to increase shares available for issuance as full value awards by 450,000 were approved; a non-binding resolution in support of the compensation of the named executive officers was approved; and, a non-binding advisory vote to approve the compensation of named executive officers annually was approved.

The Judges of Election reported the vote of shareholders at the Annual Meeting as follows:

PROPOSAL 1: Election of Directors

Name	FOR	WITHHELD
Harry V. Barton, Jr.	18,744,834	2,548,215
E. Stewart Shea, III	18,942,458	2,350,591
David H. Welch	18,931,755	2,361,294

In addition, there were 2,352,945 broker non-votes with respect to each director.

PROPOSAL 2: Ratify Appointment of Ernst & Young LLP

FOR	AGAINST	ABSTAIN
22,556,237	1,085,263	4,494

There were no broker non-votes with respect to this proposal.

PROPOSAL 3: Approval of proposed amendments to the 2010 Stock Incentive Plan to increase shares available for issuance thereunder by 900,000 shares and to increase shares available for issuance as full value awards by 450,000 shares

FOR	AGAINST	ABSTAIN
18,738,274	2,538,737	16,038

In addition, there were 2,352,945 broker non-votes.

PROPOSAL 4: Approval of a non-binding advisory resolution to approve the compensation of named executive officers

FOR	AGAINST	ABSTAIN
18,215,834	3,036,726	40,489

In addition, there were 2,352,945 broker non-votes.

PROPOSAL 5: Advisory vote on the frequency of the non-binding resolution to approve the compensation of named executive officers

Every Year	Every Two Years	Every Three Years	Abstain
19,220,887	98,987	1,910,679	62,495

In addition, there were 2,352,946 broker non-votes.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1         Amended and Restated 2010 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 12, 2011	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer